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                                                                   EXHIBIT 10.13

                             ASSIGNMENT, ASSUMPTION
                              AND CONSENT AGREEMENT


        This Assignment, Assumption and Consent Agreement {"Agreement") is made with respect to that certain Sublease dated April 3, 1996 ("Sublease") between KLP PROPERTIES, INC., a California corporation, as "Sublandlord" and FAULTLINE BREWING COMPANY, INC., a California corporation, as "Subtenant", for the Sublease for that certain space (the "Premises") located at 1536 Cypress Avenue, Walnut Creek, Contra Costa County, California. Terms with initial capitals not defined in this Agreement shall have the meanings given them in the Sublease.

        The Sublease is a sublease of all of the space leased under that certain Lease dated December 28, 1995 (the "Master Lease") between Peter Vasconi and The "James And Maura Anne Belka Trust" U/A/D December 12, 1984, as to The Survivor's Trust, dba VASCONI/BELKA PARTNERSHIP, as landlord ("Master Landlord") and Sublandlord as tenant.

        Subtenant now intends to assign all of its rights, title and interest under the Sublease, including its interest in a security deposit of $16,000 (the "Security Deposit"), to Pyramid Breweries, Inc., a Washington corporation ("Assignee"). The effective date of such assignment shall be October 29, 2001 (the "Effective Date").

        In consideration of the mutual promises contained herein and other good and valuable consideration, the parties now agree:

        1. Assignment. Subtenant hereby transfers and assigns to Assignee all of Subtenant's right, title and interest in and to the Sublease, together with the Security Deposit and all rights to extend the term of the Sublease.

        2. Assumption. Assignee hereby assumes the performance of all the obligations of the Subtenant accruing from and after the Effective Date and agrees to pay all Minimum Rent, Percentage Rent, and other charges accruing thereafter until termination of the Sublease.

        3. Release. Sublandlord hereby releases and discharges Subtenant and all obligations of guarantors of Subtenant's obligations under the Sublease (including, but not limited to, all obligations pursuant to that certain Guarantee Agreement dated April 9, 1996, executed by Steven C. Geiszler and Erin
E. Geiszler, guarantors) from any and all obligations under the Sublease first accruing after the Effective Date.

        4. Payment. Subtenant represents that it has paid to Sublandlord all monies due and owing pursuant to the provisions of the Sublease for any period prior to the Effective Date and agrees to hold Assignee harmless from any and all claims made by Sublandlord for amounts accrued under the Sublease prior to the Effective Date of this assignment. Assignee shall hold Subtenant harmless from any and all claims made by Sublandlord for amounts accrued under the Sublease after the Effective Date.



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        5. Consents. The effectiveness of this Agreement is expressly conditioned upon (i) the execution by Sublandlord of the Consent and Estoppel Agreement attached hereto as Exhibit A; and (ii) the execution by Master Landlord of the Consent, Recognition and Estoppel Agreement attached hereto as Exhibit B.

        6. Condition of Premises. Assignee represents that it has inspected the Premises and accepts the Premises in its "AS-IS" and "WHERE-IS" condition with all faults. Assignee further acknowledges that it has performed its own independent investigation concerning all requirements by local, state and federal governmental entities regarding the proposed use of the Premises by Assignee.

        Dated this 26th day of October, 2001.

SUBTENANT:                         FAULTLINE BREWING COMPANY, INC. a
                                   California corporation

                                   By: /s/ STEVEN GEISZLER
                                       -----------------------------------------
                                   Its: President
                                       -----------------------------------------

SUBLANDLORD:                       KLP PROPERTIES, INC., a California
                                   corporation

                                   By: /s/ GARY PATTERSON
                                       -----------------------------------------
                                   Its: President
                                       -----------------------------------------

ASSIGNEE:                          PYRAMID BREWERIES, INC. a Washington
                                   corporation

                                   By: /s/ R. MARTIN KELLY
                                       -----------------------------------------
                                   Its: Chairman & President
                                       -----------------------------------------



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